EXHIBIT 23.1
                                  ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Zions Bancorporation:


We consent to the use of our report dated January 22, 1996, with respect to the consolidated financial statements of Zions Bancorporation as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                       /s/ KPMG PEAT MARWICK LLP
                                                       -------------------------
                                                       KPMG PEAT MARWICK LLP

Salt Lake City, Utah
April 8, 1996



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